Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement of PowerUp Acquisition Corp. on Form S-4 of our report dated August 25, 2023 relating to the financial statements of Visiox Pharmaceuticals, Inc. as of December 31, 2022 and 2021 and for the years then ended. Our report contains an explanatory paragraph regarding Visiox Pharmaceuticals, Inc.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Somerset, New Jersey January 26, 2024